   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 17, 1998

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                             THE CHUBB CORPORATION
      (EXACT NAME OF REGISTRANT AND GUARANTOR AS SPECIFIED IN ITS CHARTER)

                    NEW JERSEY                                          13-2595722
 (STATE OR OTHER JURISDICTION OF INCORPORATION OR          (I.R.S. EMPLOYER IDENTIFICATION NO.)
                   ORGANIZATION)

   15 MOUNTAIN VIEW ROAD, P.O. BOX 1615, WARREN, NEW JERSEY 07061-1615 (908)
                                    903-2000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                 HENRY G. GULICK, VICE PRESIDENT AND SECRETARY
                             THE CHUBB CORPORATION
   15 MOUNTAIN VIEW ROAD, P.O. BOX 1615, WARREN, NEW JERSEY 07061-1615 (908)
                                    903-3576

                                WITH A COPY TO:
                               FRANCIS J. MORISON
                             DAVIS POLK & WARDWELL
  450 LEXINGTON AVENUE, NEW YORK, NEW YORK 10017     TELEPHONE (212) 450-4000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
             TITLE OF                      AMOUNT            PROPOSED MAXIMUM         PROPOSED MAXIMUM           AMOUNT OF
            SECURITIES                     TO BE             AGGREGATE PRICE             AGGREGATE             REGISTRATION
         BEING REGISTERED                REGISTERED          PER SHARE(1)(2)         OFFERING PRICE(2)              FEE
-------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock($1.00 par
  value)..........................      1,000,000(1)              $61.00                $61,000,000               $16,958
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The Shares are issuable under The Chubb Corporation Producer Stock Incentive Program (1998). The proposed maximum aggregate offering price is based upon the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on November 9, 1998.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 17, 1998
PROSPECTUS

[CHUBB LOGO]
                                1,000,000 SHARES
                                       OF

                                  COMMON STOCK
                                       OF

                             THE CHUBB CORPORATION
                          OFFERED AS SET FORTH HEREIN
                                  PURSUANT TO

                             THE CHUBB CORPORATION
                    PRODUCER STOCK INCENTIVE PROGRAM (1998)

                            ------------------------

     This prospectus relates to up to 1,000,000 shares of our common stock, $1.00 par value, issuable by us under The Chubb Corporation Producer Stock Incentive Program (1998).

     The program offers our independent insurance agencies and brokerages an opportunity to receive restricted shares of our common stock at a discount to market prices in lieu of earned incentive cash commissions. Each eligible agency or brokerage may elect to receive a portion of its earned cash commissions in Chubb common stock each year. We will make up to 1,000,000 shares of common stock available under the program as described herein. Such shares will be available out of treasury stock or authorized and unissued shares.

     The price of the shares for purposes of determining the number of shares we will issue to participating agencies and brokerages on February 5, 1999 will be based on the average of the high and low prices quoted on the New York Stock Exchange on such date. If you choose to participate in 1999, we will issue to you shares valued at 125% of the portion of your cash commissions that you choose to receive in common stock. The price for shares issued on any future date will be described in the prospectus supplement relating to such date.

     First NBD Investment Services, Inc. administers the Program.

     Chubb's common stock is listed on the New York Stock Exchange under the trading symbol "CB."

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved any of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is           1998.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
The Company.................................................        3
Use of Proceeds.............................................        3
Description of the Program..................................        3
1999 Terms..................................................        8
Description of the Capital Stock............................        8
Plan of Distribution........................................       11
Experts.....................................................       11
Legal Matters...............................................       12
Available Information.......................................       12
Incorporation of Certain Information by Reference...........       12

                            ------------------------

     You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any prospectus supplement. We are offering to sell, and seeking offers to buy, shares of our common stock, $1.00 par value, (the "Common Stock") only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date of this prospectus or such prospectus supplement, regardless of the time of delivery of this prospectus or such prospectus supplement or of any sale of the Common Stock. In this prospectus and any prospectus supplement, the "Company," "Chubb," "we," "us" and "our" refer to The Chubb Corporation and, where appropriate, its subsidiaries; and in addition, the terms "you," "yours," "Agency" and "Agencies" refer to independent insurance agencies and brokerages that have incentive cash commission contracts directly with Chubb to promote and sell Chubb's personal and/or commercial lines of insurance.

                                  THE COMPANY

     Chubb was organized in 1967 as a New Jersey corporation. Chubb is a holding company with subsidiaries primarily engaged in the property and casualty insurance business. Chubb traces its history back to the formation in 1882 of Chubb & Son, an underwriter and manager of insurance companies, and the founding in 1901 of its principal property and casualty insurance subsidiary, Federal Insurance Company. Since our founding as a specialized manager of marine insurance, our property and casualty business has expanded to include most forms of property and casualty coverages. Our property and casualty insurance subsidiaries provide insurance coverages principally in the United States, Canada, Europe and parts of Australia, Latin America and the Far East. We employed approximately 11,000 persons worldwide on December 31, 1997.

     Because we are a holding company, we rely on our subsidiaries for cash to pay our debts and dividends to our stockholders. State insurance laws and regulations, as administered by state insurance departments, may restrict how much money our subsidiaries may distribute to us.

     Our principal executive office is located at 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615, and our telephone number is (908) 903-2000.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of shares of Common Stock under the program. To the extent we issue shares of Common Stock instead of paying cash to participants, we will use the retained cash for general corporate purposes.

                           DESCRIPTION OF THE PROGRAM

     The following questions and answers and other information constitute a statement of the provisions of The Chubb Corporation Producer Stock Incentive Program (1998) (the "Program"):

PURPOSE

 1.  What are the purposes of the Program?

     The Board of Directors of the Company authorized the adoption of the Producer Stock Incentive Program to motivate persons performing independent insurance agency or brokerage services for the Company or any of its subsidiaries or affiliates by means of performance-related incentives to achieve long-range performance goals and to enable such persons to participate in the long-term growth and financial success of the Company. The Program was adopted on November 10, 1998.

     Chubb's Producer Stock Incentive Program allows agencies that meet certain incentive compensation goals and that are selected for participation by the Program Committee mentioned below to select restricted shares of Chubb Common Stock or a cash/stock combination as payment for their commissions earned under the yearly Contingent Commission Point Program and The Profit Sharing Program as well as under other Chubb cash incentive award arrangements ("Incentive Programs").

ADMINISTRATION

 2.  Who administers the Program?

     First NBD Investment Services, Inc. ("First NBD" or the "Administrator") administers the Program.

     Shares of Common Stock received under the Program will be registered in the names of the participants ("Participants" or "Participating Agencies") in the Program and issued to such Participants. In the event that the Administrator shall resign or otherwise cease to act as administrator, the Company will make such other arrangements as it deems appropriate for the administration of the Program. First Chicago Trust Company of New York ("First Chicago"), an affiliate of the Administrator, serves as Transfer Agent and Registrar for Chubb's Common Stock and also as agent for participants in Chubb's Dividend Reinvestment Plan.

 3.  Who establishes the terms of the Program?

     The initial terms of the Program were established by a committee appointed by the Chairman of the Company to establish the Program (the "Program Committee"). The Program Committee may amend, suspend, discontinue or terminate the Program or any portion thereof at any time and for any reason, including the necessity to register or qualify shares of Common Stock issued under the Program upon any securities exchange or under any state or federal law, provided that no amendment shall be made without the approval of the Board of Directors if such amendment increases the number of shares of Common Stock available under the Program. The Program Committee has the sole authority to interpret the terms and provisions of the Program.

     Telephone inquiries regarding the terms of the Program or the amount of your agency's incentive cash compensation should be directed to the Program Committee at (908) 903-2211.

 4.  Who pays the cost of the Program?

     All costs of the Program will be paid by the Company. Participants can purchase Chubb Common Stock without the payment of any brokerage commission or other charges.

PARTICIPATION

 5.  Who is eligible to participate in the Program?

     Each independent insurance agency or brokerage (each an "Agency") that has an incentive cash commission contract directly with the Company to promote and sell the Company's personal and/or commercial lines of insurance that has: (1) earned $10,000 or more in incentive cash compensation for the calendar year preceding the applicable purchase date; and (2) has also been selected for participation by the Program Committee, in its sole discretion, is eligible to participate in the Program (each an "Eligible Agency").

     The Administrator will mail a copy of this prospectus and any applicable prospectus supplement to each potentially eligible Agency prior to each purchase date. In January or early February of each year, the Company will give an Election Form to each Eligible Agency. If you are selected by the Program Committee for participation in the Program (as evidenced by Chubb's delivering an Election Form to you) and you earn at least $10,000 in incentive cash compensation in a calendar year, you will be eligible to participate in the Program for the purchase date in the calendar year following such year.

 6.  How does an Eligible Agency become a Participant in the Program?

     In January or early February of each year, you will review your earned incentive cash compensation statement with a Chubb manager. If your Agency has been selected by the Program Committee for participation in the program, you will receive an Election Form. The Election Form will allow you to decide how much of your incentive cash commission you want in Common Stock and how much you want in cash. To participate in Chubb's Producer Stock Incentive Program, simply complete the Election Form, indicating the amount of Common Stock you wish to purchase, and return it to the Administrator prior to February 5, 1999.

     The Election Forms should be mailed to:

       First NBD Investment Services, Inc., Administrator
        c/o Chubb Agency Services
        P.O. Box 1615, 15 Mountain View Road
        Warren, N.J. 07061-1615
       or Faxed to 908-903-3826

     All other correspondence relating to the Program should include the name, address, and taxpayer identification number of the prospective Participant and be mailed or faxed to the Administrator at the above address.

     To participate in the Program in any year, you must elect to receive at least $10,000 of your incentive cash compensation in shares of Chubb Common Stock issued under the Program.

 7.  Does an Eligible Agency have to participate in the Program?

     No. Eligible Agencies are under no obligation to participate in the Program. If an Eligible Agency chooses not to participate, it will receive its incentive cash compensation under the Company's Incentive Programs in cash as it has in the past.

 8. In addition to the Participating Agency itself, can individual producers who are employees or principals of such Participating Agency also participate in the Program?

     No. The Program is for the benefit of the Company and Agencies that have incentive contracts directly with the Company. No other persons are to be direct or indirect beneficiaries or participants under the Program. Any arrangements or undertakings entered into between an Agency and such Agency's producers establish rights and obligations solely between and among such parties and do not create any obligations on the part of the Company or any of its subsidiaries or affiliates, which shall have no liability thereunder. The producers must look to the Agencies, and not to the Company or any of its subsidiaries or affiliates, for the benefit of any obligations the Agencies may have undertaken pursuant to any arrangement with them and the producers bear all risk with respect to the fulfillment by the Agencies of such obligations.

PURCHASES

 9.  When and how are purchases made?

     Purchases can be made under the Program once a year on each date designated by the Program Committee as a purchase date. The first purchase date will be February 5, 1999. Any other purchase dates will be set forth in the applicable prospectus supplement.

     Each year in January or early February at the time that you review your earned incentive cash compensation statement under the Contingent Commission Point Program and other Incentive Programs with a Chubb manager, if you are an Eligible Agency, you will receive an Election Form. To make a purchase under the Program, simply complete the Election Form, indicating the amount of Common Stock you wish to purchase and return it to the Administrator.

     On the purchase date, you will become the owner of the Chubb Common Stock you elected to purchase, although you will not be allowed to transfer your shares for two years thereafter.

10.  What is the purchase price of the shares?

     The Program Committee will establish a purchase price per share of Common Stock each year. See "1999 Terms" for the 1999 per share purchase price. Future years' purchase prices will be set forth in the applicable prospectus supplement.

11. Is there a limit to the amount of Chubb Common Stock that my Agency can receive?

     You may take all of your Incentive Program compensation in Chubb Common Stock. However, to participate in the program, you must use at least $10,000 of your incentive cash compensation to purchase shares.

     The Company will not issue fractional shares under any circumstances. Any portion of the Elected Amount not applied to the purchase of whole shares will be paid in cash directly to the Participating Agency.

12.  How many shares are available under the Program?

     The maximum number of shares of Chubb Common Stock issuable under the Program is 1,000,000. Such Common Stock may be made available from the authorized but unissued shares of the Company or from treasury stock, including shares purchased by the Company in the open market. In the event that the Program Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Chubb Common Stock at a price substantially below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Program, then the Program Committee may, in its sole discretion, and in such manner as the Program Committee may deem equitable, adjust any or all of the number and kind of shares which may be sold under the Program.

LIMITATIONS ON TRANSFER

13.  Are there any restrictions on the Shares purchased under the Program?

     The Company may sell shares of Common Stock pursuant to the Program, subject to such terms and conditions, including restrictions or limitations on the transferability on such shares, as the Program Committee shall determine, in each case as described herein or as set forth in the applicable prospectus supplement.

     The Program Committee has broad discretion as to the specific terms and conditions of the transfer restrictions, including but not limited to the effect on such restrictions of the death, retirement or disability of a participant and the effect thereon, if any, of a change in control of the Company.

     The Program Committee will determine the duration of the transfer restrictions for shares purchased on each purchase date. Shares purchased on February 5, 1999 will be restricted for two years and the shares will be held by First Chicago. During the applicable restricted period, although the shares will be registered in your agency name and held in its account at First Chicago you will not be allowed to sell, transfer, pledge, assign or otherwise dispose of your shares. However, at the end of the restricted period, you may keep the shares in your First Chicago account or ask First Chicago to sell or transfer the shares on your behalf.

14.  Who holds the stock during the restricted period?

     The shares will be held in book entry form by First Chicago on your behalf. You will be able to vote your restricted shares during this period.

15.  Is there a risk of forfeiture during the restricted period?

     No. There is no risk of forfeiture.

16.  What happens to the stock at the end of the applicable restricted period?

     First Chicago will send you a statement. At that time, you may leave your shares in your First Chicago account or ask First Chicago to issue share certificates to you or to sell or transfer your shares on your behalf.

DIVIDENDS

17.  Will Participants receive dividends on shares purchased under the Program?

     Yes. The Company pays dividends, as and when declared by the Company's Board of Directors, to the record holders of shares of its Common Stock. As the record holder of shares of Common Stock purchased under the Program, a Participating Agency will receive dividends, if any, in cash for all shares registered in such Agency's name on the record date.

     Participants in the Program also will be eligible to participate in the Dividend Reinvestment Plan on the terms and conditions of such plan, if they so desire. If you elect to participate in the Dividend Reinvestment Plan, you will be entitled to reinvest your dividends to purchase additional shares of Common Stock. The transfer restrictions applicable to shares purchased under the Program will not apply to any Common Stock purchased under the Dividend Reinvestment Plan. Information about the Dividend Reinvestment Plan can be obtained from the Company or First Chicago.

SHAREHOLDER RIGHTS AND INFORMATION

18. If the Company has a rights offering, how will the rights on the Program shares be handled?

     If a Participating Agency is entitled to participate in a rights offering, its entitlement will be based upon the Participant's total holdings. Rights on shares purchased under the Program and registered in the name of the Participating Agency will be mailed directly to such Participant in the same manner as to shareholders not participating in the Program. See "Description of the Capital Stock -- Shareholders Rights Plan" for information relating to the Rights Plan.

19. What happens if the Company issues a dividend payable in stock or declares a stock split?

     Any dividend payable in Common Stock or any split shares distributed by the Company on shares purchased under the Program and registered in the name of a Participating Agency will be deposited in the Participant's First Chicago account. Any shares received as the result of a stock split will be subject to the same restrictions on transfer as the shares purchased under the Program. Shares received as dividends will not be subject to any transfer restrictions.

20. What information will a Participant receive from the Company and how will shares purchased under the Program be voted at meetings of shareholders?

     Each Participant will receive the Company's annual and any other periodic or quarterly reports issued to stockholders, notices of shareholder meetings and proxy statements and Internal Revenue Service information for reporting dividends paid.

     A Participant will be entitled to vote the shares of Common Stock purchased under the Program and registered in such Participant's name on a record date for a meeting of shareholders. A Participant may vote in person or by proxy at any such meeting.

FEDERAL INCOME TAX CONSEQUENCES

21. What are the federal income tax consequences of participation in the Program?

     The difference between the fair market value of the total number of restricted shares of Common Stock received on the date of purchase and the amount paid by a Participant constitutes ordinary income to the Participant and will be recognized by the Participant at the time of purchase. For example, if your incentive compensation earned in 1998 is $15,000 and if you elect to receive $10,000 in Chubb Stock and $5,000 in cash, under the 1999 terms you would receive $12,500 worth of Chubb Stock and $5,000 in cash. You would pay tax on $17,500 for the calendar year received. The Company believes that no income tax consequences will arise to the Participants as a result of the Company's payment of the costs of administration of the Program. Except as noted in the answers to this Question 21, and Question 22, The Company believes there is no other federal income tax consequence to a Participant resulting from such purchase. The Company, its subsidiaries or any of their affiliates will be allowed a deduction, equal to the amount of ordinary income recognized by the Participant, in the tax year in which the Participant includes the income. In certain circumstances, backup tax withholding will be required.

     The tax basis of any shares acquired pursuant to the Program will be their fair market value on the date the shares were purchased and the holding period applicable to any such shares will commence on the day following such date.

     A Participant will have dividend income upon the receipt of any dividends, whether or not reinvested through the Dividend Reinvestment Plan. A Participant will recognize gain or loss upon such Participant's sale or exchange of the shares. The amount of the gain or loss will be equal to the difference between the sales price of the shares and the Participant's tax basis in the shares.

     The Program is not qualified under Section 401(a) of the U.S. Internal Revenue Code and is not subject to ERISA.

     EACH PARTICIPANT IS ADVISED TO CONSULT ITS OWN TAX ADVISOR TO DETERMINE THE PERSONAL TAX CONSEQUENCES OF PARTICIPATION IN THE PROGRAM.

22.  How are the Shares taxed if they are sold after the restricted period ends?

     Because income tax will have been paid at the time the shares were purchased and placed into your First Chicago account, the difference between the net sales proceeds upon sale and the value of the restricted common shares on the date the shares were transferred to you will be taxed as a capital gain or loss at the date of sale.

OTHER INFORMATION

23.  Who bears the risk of market price fluctuations in the Common Stock?

     The Participants will bear the risk of loss and realize the benefits of any gain from market price changes, just as they would for any directly purchased Common Stock. Chubb makes no guarantee of stock performance.

                                   1999 TERMS

     The following information relates to purchases of shares of Common Stock under the Program made by Participating Agencies on February 5, 1999:

     1. What will a Participating Agency receive if it elects to receive a portion of its incentive cash compensation in the form of Chubb Common Stock under the Program?

     You will receive restricted shares of Common Stock having a market value on the purchase date (without regard to the transfer restrictions on such shares) equivalent to 125% of the dollar value of the amount of incentive cash compensation you elect to receive in common stock. In effect, by choosing to purchase shares, you receive a 25% bonus. Consider this example:

     Your Chubb incentive cash compensation for 1998 is $15,000. You elect to use $10,000 of your incentive compensation to purchase Chubb Stock and elect to receive $5,000 in cash. You would receive the equivalent of $12,500 in restricted Chubb Common Stock and $5,000 in cash.

     2.  How is the price per share determined?

     In 1999, you will receive restricted shares having a market value, based on the average of the high and low prices quoted on the New York Stock Exchange on February 5, 1999 (without regard to the transfer restrictions on such shares), of 125% of the amount of your incentive compensation you elect to receive in shares (the "Elected Amount"). As a result, Chubb is effectively offering the shares at a discount of 20% from the market value.

     3.  What is the restriction period and what are the limitations?

     The restriction period begins on February 5, 1999. The shares purchased under the Program in 1999 will be restricted for two years from the award date. During this time, the shares cannot be sold, transferred pledged, assigned or disposed of in any other way. There are no other limitations on the shares to be purchased on February 5, 1999.

     4.  When will we receive the shares?

     The shares will be registered in your name on February 5, 1999. Remember, the shares are restricted for two years and the certificates are held in book entry form by First Chicago .

                        DESCRIPTION OF THE CAPITAL STOCK

GENERAL

     The authorized capital stock of Chubb consists of 600,000,000 shares of common stock, $1.00 par value per share (the "Common Stock"), and 4,000,000 shares of Preferred Stock, $1.00 par value (the "Preferred Stock"). As of October 31, 1998, there were issued 175,990,189 shares of Common Stock, of which

13,047,027 were treasury shares and 162,943,162 were outstanding, and Chubb had no Preferred Stock issued or outstanding.

     The following summary of the terms of Chubb's capital stock does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of New Jersey law and Chubb's Restated Certificate of Incorporation, as amended (the "Charter").

COMMON STOCK

     The holders of shares of Common Stock, subject to the preferential rights of the holders of any shares of Preferred Stock of Chubb, are entitled to dividends when and as declared by the Board of Directors. The holders of the Common Stock have one vote per share on all matters submitted to a vote of the shareholders, and the right to the net assets of Chubb in liquidation after payment of any amounts due to creditors and in respect of the preferred stock of Chubb. Holders of shares of Common Stock are not entitled as a matter of right to any preemptive or subscription rights and are not entitled to cumulative voting for directors. All outstanding shares of Common Stock are, and the shares of Common Stock issued hereunder will be, fully paid and nonassessable.

     Under New Jersey law and the Charter, the affirmative vote of two-thirds of the votes cast is required for shareholder approval of any merger or any plan of consolidation as well as for any sale, lease, exchange or other disposition of all, or substantially all, of the assets of Chubb, if not in the usual and regular course of its business, and for any liquidation, dissolution or amendment of the Charter. All other shareholder action is decided by a majority of the votes cast at a meeting of shareholders.

     The By-Laws of Chubb provide that the annual meeting of shareholders shall be held on such day in the month of April of each year as is designated by the Board of Directors and as stated in a written notice, which notice is mailed or delivered to each shareholder at least ten days prior to any shareholder meeting. The Charter and the By-Laws provide that shareholder meetings may be held in the State of New Jersey or in the City of New York, State of New York, at such place therein as may from time to time be designated by the Board of Directors.

     The Charter further provides that the Board of Directors has the power, except as provided by statute, in its discretion, to use or apply any funds of Chubb lawfully available therefor for the purchase or acquisition of shares of the capital stock or bonds or other securities of Chubb, in the market or otherwise, at such price as may be fixed by the Board, and to such extent and in such manner and for such purposes and upon such terms as the Board may deem expedient and as may be permitted by law.

     The Transfer Agent and Registrar for Chubb's Common Stock is First Chicago Trust Company of New York, P.O. Box 2500, Jersey City, New Jersey 07303-2500.

PREFERRED STOCK

     Under the Charter, Chubb is authorized to issue up to 4,000,000 shares of Preferred Stock, in one or more series, with such designations and such relative voting, dividend, liquidation, conversion and other rights, preferences and limitations as are stated in the Charter any amendment thereto establishing such series adopted by the Board of Directors of Chubb.

     Shares of Preferred Stock of Chubb may be issued in one or more series and the shares of all series will rank pari passu and be identical in all respects, except that with respect to each series the Board of Directors may fix, among other things: the rate of dividends payable thereon; the time and prices of redemption; the amount payable upon voluntary liquidation; the retirement or sinking fund, if any; the conversion rights, if any; the voting rights, if any, in addition to the voting right described below; the restrictions, if any, upon creation of indebtedness of Chubb, or any subsidiary thereof, or the issuance of stock ranking on a parity with or senior to the shares of Preferred Stock either as to dividends or upon liquidation; the restrictions, if any, on the payment of dividends upon, or on the acquisition of, the Common Stock or upon any other class or classes of stock of Chubb (other than Preferred Stock) ranking on a parity with or junior to the shares of Preferred Stock either as to dividends or upon liquidation; and the number of shares to comprise such series. Each series of Preferred

Stock will be entitled to receive an amount payable upon liquidation, dissolution or winding up, fixed for each series, plus all dividends accumulated to the date of final distribution, before any payment or distribution of assets of Chubb is made on Common Stock. Shares of Preferred Stock that have been issued and reacquired in any manner by Chubb (including shares redeemed, shares purchased and retired and shares that have been converted into shares of another series or class) may be reissued as part of the same or another series of Preferred Stock. In accordance with the foregoing, the 4,000,000 authorized but unissued shares of Preferred Stock may be issued pursuant to resolution of the Board of Directors without the vote of the holders of any capital stock of Chubb.

SHAREHOLDERS RIGHTS PLAN

     The Company has a Shareholder Rights Plan under which each shareholder has one-quarter of a right (a "Right") for each share of Common Stock held. Each Right entitles the registered holder to purchase from Chubb a unit consisting of one one-hundredth of a share (a "Unit") of Series A Participating Cumulative Preferred Stock, par value $1.00 per share (the "Preferred Stock"), at a purchase price (the "Purchase Price") of $225 per Unit. The rights are subject to adjustment to prevent dilution of the interests represented by each Right. The description and terms of the Rights are set forth in the Rights Agreement between Chubb and First Chicago Trust Company of New York, as Rights Agent.

     The Rights are attached to all outstanding shares of Common Stock and trade with the Common Stock until the Rights become exercisable, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of: (i) 10 days following the date (the "Stock Acquisition Date") of any public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 25% or more of the outstanding shares of Common Stock, or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after June 12, 1989 will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock will also constitute the transfer of the Rights associated with the common Stock represented by such certificates.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on June 12, 1999 unless previously redeemed by Chubb as described below.

     As soon as practicable after the Distribution Date, Right Certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, thereafter the separate Right Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

     In the event that any person becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the exercise price of the right. In the event that, at any time following the Stock Acquisition Date, (i) Chubb is acquired in a merger or other business combination transaction, or (ii) 50% or more of Chubb's assets or earning power is sold, each holder of a Right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events described in this paragraph are referred to as "Triggering Events".

     The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

     The Rights may be redeemed in whole, but not in part, at a price of $.01 per Right by the Board of Directors at any time until the tenth day after the Stock Acquisition Date (or such later date as a majority of the Continuing Directors then in office may determine). Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Continuing Directors.

     Immediately upon the action of the Board of Directors ordering redemption of the Rights, with, where required, the concurrence of a majority of the Continuing Directors, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the redemption price.

     The term "Continuing Director" means any member of the Board of Directors who was a member of the Board prior to the time the Acquiring Person becomes such, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors. Continuing Directors do not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities.

     Until a Right is exercised, the holder will have no rights as a shareholder of Chubb (beyond those as an existing shareholder), including the right to vote or to receive dividends. As long as the Rights are attached to the Common Stock, Chubb will issue one-quarter of a Right with each new share of Common Stock issued.

                              PLAN OF DISTRIBUTION

     The shares of Common Stock registered hereby will be offered as described herein or, if applicable, as set forth in any applicable prospectus supplement. The shares of Common Stock registered hereby will be offered by the Company and its affiliates through the Administrator to Eligible Agencies pursuant to the Program.

                                           PRICE TO                                        PROCEEDS TO
                                            PUBLIC                COMMISSIONS             CORPORATION(2)
-------------------------------------------------------------------------------------------------------------
Per Share.........................     See footnote(1)                None                     100%
-------------------------------------------------------------------------------------------------------------
Total.............................     See footnote(1)               - 0 -                     100%
-------------------------------------------------------------------------------------------------------------

(1) In 1999, Chubb will issue Shares having a market value, based on the average of the high and low prices quoted on the New York Stock Exchange on February 5, 1999, of 125% of the Elected Amount to each Participant, effectively offering the shares to Participants in the Program at a discount of 20% from the market value. The last sale price of the Common Stock quoted on the New York Stock Exchange on November 9, 1998 was $60.81.

(2) Before deducting estimated expenses payable by Chubb of $165,000.00.

                                       EXPERTS

     The consolidated financial statements of The Chubb Corporation incorporated by reference in the Annual Report (Form 10-K) and the financial statement schedules included therein of Chubb for the year ended December 31, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports dated February 20, 1998 and March 25, 1998, included or incorporated by reference therein, and are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     Any financial statements and schedules hereafter incorporated by reference in the registration statement of which this prospectus is a part that have been audited and are the subject of a report by independent accountants will be incorporated herein by reference in reliance upon such reports and upon the authority of such firms as experts in accounting and auditing to the extent covered by consents filed with the Commission.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for Chubb by Davis Polk & Wardwell, New York, New York and Shanley & Fisher, P.C., Morristown, New Jersey

                             AVAILABLE INFORMATION

     Chubb is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The registration statement of which this prospectus forms a part, as well as any prospectus supplement or reports, proxy statements and other information filed by Chubb, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a web site at http://www.sec.gov containing reports, proxy and information statements, and other information regarding registrants, including the Company, that file electronically with the Commission. Chubb's Common Stock is listed on the New York Stock Exchange and reports and other information included or incorporated herein concerning Chubb can also be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed with the Commission under the Securities Act of 1933 (the "Securities Act") with respect to the Shares. This prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to Chubb and the Shares of Common Stock. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and in each instance reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Annual Report on Form 10-K of Chubb for the year ended December 31, 1997, the Quarterly Reports on Form 10-Q of Chubb for the quarters ended March 31, June 30, 1998 and September 30, 1998 and the description of the Company's Common Stock contained in the Company's most recent Exchange Act registration statement, including any amendment thereto or report filed for the purposes of updating such description, each of which has been filed with the Commission, is hereby incorporated by reference.

     All documents filed by Chubb after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of the offering of the Shares offered hereby, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements as modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     Chubb will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus (other than certain exhibits to such documents). Requests for such documents should be directed to The Chubb Corporation, 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615, Attention: Corporate Secretary (Telephone: (908) 903-3576).

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration fees...........................................    $ 16,958.00
Costs of printing...........................................      70,000.00
Legal fees..................................................      60,000.00
Accounting fees.............................................      10,000.00
Blue sky fees and expenses..................................       7,000.00
Miscellaneous...............................................       1,042.00
                                                                -----------
          Total.............................................    $165,000.00
                                                                ===========

---------------
All amounts estimated except for registration fees.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is made to Section 14A:3-5 of the New Jersey Business Corporation Act as to indemnification by the Registrant of officers and directors.

     Article XII of the Restated Certificate of Incorporation of Chubb reads as follows:

TWELFTH:

     SECTION A. A Director or Officer of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders, except for liability for any breach of duty based upon an act or omission (i) in breach of such Director's or Officer's duty of loyalty to the Corporation or stockholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such Director or Officer of an improper personal benefit. The provisions of this section shall be effective as and to the fullest extent that, in whole or in part, they shall be authorized or permitted by the laws of the State of New Jersey. No repeal or modification of the foregoing provisions of this Section A nor, to the fullest extent permitted by law, any modification of law shall adversely affect any right or protection of a Director or Officer of the Corporation which exists at the time of such repeal or modification.

     SECTION B.

     1.  As used in this Section B:

          (a) "corporate agent" means any person who is or was a director, officer, or employee of the Corporation and any person who is or was a director, officer, trustee or employee of any other enterprise, serving, or continuing to serve, as such at the written request of the Corporation, signed by the Chairman or the President or pursuant to a resolution of the Board of Directors, or the legal representative of any such person;

          (b) "other enterprise" means any domestic or foreign corporation, other than the Corporation, and any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether or not for profit, served by a corporate agent;

          (c) "expenses" means reasonable costs, disbursements and counsel fees;

          (d) "liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

          (e) "proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, and shall include any proceeding as so defined existing at or before, and any proceedings relating to facts occurring or circumstances existing at or before, the adoption of this Section B.

     2. Each corporate agent shall be indemnified by the Corporation against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his having been such corporate agent to the fullest extent permitted by applicable law as the same exists or may hereafter be amended or modified. The right to indemnification conferred by this paragraph 2 shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by applicable law as the same exists or may hereafter be amended or modified. The right to indemnification conferred in this paragraph 2 shall be a contract right.

     3. The Corporation may purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his having been a corporate agent, whether or not the Corporation would have the power to indemnify him against such expenses and liabilities under applicable law as the same exists or may hereafter be amended or modified. The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation, whether or not such insurer does business with other insureds.

     The rights and authority conferred in this Section B shall not exclude any other right to which any person may be entitled under this Certificate of Incorporation, the By-Laws, any agreement, vote of stockholders or otherwise. No repeal or modification of the foregoing provisions of this Section B nor, to the fullest extent permitted by law, any modification of law, shall adversely affect any right or protection of a corporate agent which exists at the time of such repeal or modification.

                                    -- -- --

     Chubb is insured against certain liabilities which it may incur by reason of Article XII of Chubb's Restated Certificate of Incorporation. In addition, Directors and Officers of Chubb are insured, at the expense of Chubb against certain liabilities which might arise out of their employment and not be subject to indemnification.

ITEM 16.  LIST OF EXHIBITS AND EXHIBIT INDEX

Exhibit 2.1   --   Election Form
Exhibit 4.1   --   Restated Certificate of Incorporation of Chubb (incorporated herein by reference to Exhibit 3 to Chubb's Quarterly Report on Form 10-Q for the six months ended June 30, 1996)
Exhibit 4.2   --   Restated Bylaws of Chubb (incorporated herein by reference to Exhibit 3 to Chubb's Quarterly Report on Form 10-Q for
                   the six months ended June 30, 1997)
Exhibit 4.3   --   The Chubb Corporation Producer Stock Incentive Program
                   (1998)(included in the Prospectus)
Exhibit 5.1   --   Opinion of Shanley & Fisher, P.C. as to certain matters of
                   New Jersey law
Exhibit 23.1  --   Consent of Ernst & Young LLP
Exhibit 23.2  --   Consent of Shanley & Fisher, P.C. (included in Exhibit 5.1)
Exhibit 24.1  --   Powers of Attorney for the Directors of Chubb.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrants hereby further undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities registered hereby, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, The Chubb Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Warren, State of New Jersey, on the 17th day of November, 1998.

                                          THE CHUBB CORPORATION

                                          By /s/ GAIL E. DEVLIN
                                            ------------------------------------
                                            GAIL E. DEVLIN
                                            SENIOR VICE PRESIDENT

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities as Directors and Officers of The Chubb Corporation and on the date indicated.

             SIGNATURE                                TITLE                         DATE
             ---------                                -----                         ----

                 *                     Chairman, Chief Executive Officer      November 17, 1998
-----------------------------------    and Director
         (Dean R. O'Hare)

                 *                     Director                               November 17, 1998
-----------------------------------
          (Zoe E. Baird)

                 *                     Director                               November 17, 1998
-----------------------------------
          (John C. Beck)

                 *                     Director                               November 17, 1998
-----------------------------------
         (Sheila P. Burke)

                 *                     Director                               November 17, 1998
-----------------------------------
       (James J. Cash, Jr.)

                 *                     Director                               November 17, 1998
-----------------------------------
        (Percy Chubb, III)

                 *                     Director                               November 17, 1998
-----------------------------------
          (Joel J. Cohen)

                 *                     Director                               November 17, 1998
-----------------------------------
       (James M. Cornelius)

                 *                     Director                               November 17, 1998
-----------------------------------
          (David H. Hoag)

             SIGNATURE                                TITLE                         DATE
             ---------                                -----                         ----
                 *                     Director                               November 17, 1998
-----------------------------------
        (Thomas C. MacAvoy)

                 *                     Director                               November 17, 1998
-----------------------------------
        (Warren B. Rudman)

                 *                     Director                               November 17, 1998
-----------------------------------
    (Sir David G. Scholey, CBE)

                 *                     Director                               November 17, 1998
-----------------------------------
       (Raymond G.H. Seitz)

                 *                     Director                               November 17, 1998
-----------------------------------
        (Lawrence M. Small)

                 *                     Director                               November 17, 1998
-----------------------------------
         (Richard D. Wood)

                 *                     Director                               November 17, 1998
-----------------------------------
       (James M. Zimmerman)

                 *                     Executive Vice President and Chief     November 17, 1998
-----------------------------------    Financial Officer
         (David B. Kelso)

                 *                     Senior Vice President and Chief        November 17, 1998
-----------------------------------    Accounting Officer
         (Henry B. Schram)

      *By /s/ HENRY G. GULICK
-----------------------------------
         (Henry G. Gulick,
         attorney-in-fact)

                                  EXHIBIT LIST

EXHIBIT
-------
Exhibit 2.1   --   Election Form
Exhibit 4.1   --   Restated Certificate of Incorporation of Chubb (incorporated herein by reference to Exhibit 3 to Chubb's Quarterly Report on Form 10-Q for the six months ended June 30, 1996)
Exhibit 4.2   --   Restated Bylaws of Chubb (incorporated herein by reference to Exhibit 3 to Chubb's Quarterly Report on Form 10-Q for
                   the six months ended June 30, 1997)
Exhibit 4.3   --   The Chubb Corporation Producer Stock Incentive Program
                   (1998)(included in the Prospectus)
Exhibit 5.1   --   Opinion of Shanley & Fisher, P.C. as to certain matters of
                   New Jersey law
Exhibit 23.1  --   Consent of Ernst & Young LLP
Exhibit 23.2  --   Consent of Shanley & Fisher, P.C. (included in Exhibit 5.1)
Exhibit 24.1  --   Powers of Attorney for the Directors of Chubb